DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

(THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)

FROM

LUCAS ENERGY, INC.
(Mortgagor and Debtor)

TO

Kenneth R. Batson, III, Trustee
for the benefit of

AMEGY BANK NATIONAL ASSOCIATION,
AS AGENT AND COLLATERAL AGENT

(Mortgagee and Secured Party)

October 8, 2008

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 3000 Richmond Street, Suite 400, Houston, Texas 77098, Attn: W. A. Sikora, President and Chief Executive Officer, and the mailing address of Mortgagee is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027, Attn: Energy Lending Dept.

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This instrument, prepared by David G. Dunlap, Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, (713) 752-4200, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION OF RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

JACKSON WALKER L.L.P.
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Attn: Donna Gatliff

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     DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

(THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS)

     This Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (this “Deed of Trust”) is executed pursuant to that certain Credit Agreement dated October 8, 2008 by and among LUCAS ENERGY, INC., a Nevada corporation (“Mortgagor”), AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Amegy”), in its capacity as Agent for the lenders party thereto and certain other parties under certain circumstances, and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

     Mortgagor, acting herein by and through its proper officer, who has heretofore been duly authorized, and with its principal office at 3000 Richmond Street, Suite 400, Houston, Texas 77098, and the mailing address for which is 3000 Richmond Street, Suite 400, Houston, Texas 77098, Attn: W. A. Sikora, President and Chief Executive Officer, and Amegy, in its capacity as agent for the lenders party to the Credit Agreement and certain other parties under certain circumstances under the terms of the Credit Agreement, and, in such capacity, as collateral agent for any additional Secured Creditors (in such capacities, “Mortgagee”), the mailing address for which for purposes hereof is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027, Attn: Energy Lending Dept., hereby agree as follows:

ARTICLE 1
GRANT

     1.1 Lien. Mortgagor, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the debt and trust hereinafter mentioned, has granted, bargained, sold, conveyed, transferred and assigned, and by these presents does grant, bargain, sell, convey, transfer and assign, to Kenneth R. Batson, Trustee, whose address is 4400 Post Oak Parkway, 4th Floor, Houston, Texas 77027, Attn: Energy Lending Dept., and his successors and substitutes in trust, as hereinafter provided (the “Trustee”), for the benefit of Mortgagee the following described Property:

     (a) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the leases, rights-of-way, easements, or other documents described in Exhibit A attached hereto and incorporated herein for all purposes, and all renewals and extensions thereof and all new leases, rights-of-way, easements, or other documents (i) in which an interest is acquired by Mortgagor after the termination or expiration of any lease, right-

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of-way, easement, or other document described in Exhibit A, and (ii) that covers all or any part of the Property described in and covered by such terminated or expired lease, right-of-way, easement, or other document, to the extent, and only to the extent, such new leases, rights-of-way, easements, or other documents may cover such Property (all of the foregoing in this subsection (a) being the “Leases”);

     (b) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the lands subject to the Leases or otherwise described in Exhibit A (the “Lands”), including, without limitation, the oil, gas, mineral, and leasehold estates in and to the Lands;

     (c) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to any of the oil, gas, and minerals in, on, or under the Lands, including, without limitation, all contractual rights, fee interests, leasehold interests, overriding royalty interests, non-participating royalty interests, mineral interests, production payments, net profits interests, or any other interest measured by or payable out of production of oil, gas, or other minerals from the Leases and/or Lands;

     (d) all of the foregoing interests of Mortgagor as such interests may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances;

     (e) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit A, to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to all or any portion of the Leases and/or the Lands, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any Governmental Authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Leases and/or the Lands;

     (f) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all presently existing and future advance payment agreements, oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described in Exhibit A, to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Leases and/or the Lands; and

     (g) all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in, to, and under or derived from all existing and future permits, licenses, easements, and similar rights and privileges that relate to or are appurtenant to any of the Leases and/or the Lands.

     1.2 Security Interest. Mortgagor, for the same consideration, hereby grants to Mortgagee a continuing security interest in all right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to all improvements and all personal Property of any kind or character defined in and subject to the provisions of the Uniform Commercial Code (the “UCC”), including, but not limited to, substitutions and replacements for, accessions to, and the proceeds and products from any and all of such improvements and personal Property, as well as any and all “as-extracted collateral,” as such term is defined in the UCC, whether now owned and existing or hereafter acquired or arising, and situated on any of the Leases and/or the Lands, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, and all other personal Property and equipment of every kind and character upon, incident, appurtenant, or belonging to and used in connection with the interest of Mortgagor, whether now owned and existing or hereafter acquired or arising, in the Lands and/or the Leases, including, but not limited to, goods that are or are to become fixtures related to such Property and all oil, gas, and other minerals produced or to be produced to the account of Mortgagor from the Leases and/or the Lands and all accounts receivable, general intangibles, and contract rights of Mortgagor in connection with the Lands and/or the Leases, including, but not limited to, oil, gas and other minerals and accounts resulting from the sale thereof arising at any wellhead or minehead located on the Leases and/or the Lands (the Lands, the Leases, and the real and personal Property interests described in Section 1.1, this Section 1.2, Section 1.4 and Section 7.7, and all proceeds, products, substitutions, and exchanges thereof, being the “Mortgaged Property”).

     1.3 Assignment of Security. Mortgagor, for the same consideration, hereby grants to Mortgagee any and all rights of Mortgagor to Liens securing payment of proceeds from the sale of production from the Mortgaged Property, including, but not limited to, those Liens provided for in TEX. BUS. & COM. CODE ANN. §9.343 (Vernon Supp. 2003), as amended from time to time.

     1.4 After-Acquired Property. Mortgagor, for the same consideration, hereby grants, bargains, sells, conveys, transfers, and assigns to the Trustee or grants to Mortgagee a continuing security interest in, as the case may be, all additional right, title, or interest which Mortgagor may hereafter acquire or become entitled to in the interests, Properties, Lands, Leases, and premises aforesaid, and in the oil, gas, or other minerals in and under or produced from or attributable to any of the Lands or Leases, which additional right, title, and interest, when acquired, shall constitute “Mortgaged Property,” the same as if expressly described and conveyed herein.

     1.5 Habendum. TO HAVE AND TO HOLD all and singular the Mortgaged Property and all other Property which, by the terms hereof, has or may hereafter become subject to the Liens of this Deed of Trust, together with all rights, hereditaments, and appurtenances in anywise belonging thereto, to the Trustee or Mortgagee, as the case may be, or the successors or assigns of either of them forever.

ARTICLE 2
INDEBTEDNESS SECURED

     This conveyance is made, IN TRUST, HOWEVER, to secure and enforce the payment of the following indebtedness, obligations, and liabilities, together with any renewals, extensions, or modifications thereof:

     2.1 Specific Obligations. The Obligations, including, without limitation, the indebtedness evidenced by the Credit Agreement and the Notes executed by Mortgagor to the order of the Lenders in the aggregate face amount of up to ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00), bearing interest and payable as therein provided or as provided in the Credit Agreement, with the last of the Obligations under the Credit Agreement and the other Loan Documents to mature on the Commitment Termination Date and all obligations of Mortgagor under Commodity Hedge Agreements or Interest Rate Hedge Agreements with Secured Third Party Hedge Counterparties.

     2.2 Revolving Line of Credit. This Deed of Trust is intended to secure a revolving credit line. If intermediate paydowns by Mortgagor reduce Mortgagor’s outstanding indebtedness under the Notes and the other Loan Documents to zero, it is intended that the Liens created under this Deed of Trust shall remain in full force and effect to secure subsequent advances.

     2.3 Indebtedness The word “Indebtedness” wherever used in this Deed of Trust shall refer to all present and future debts, obligations, and liabilities described or referred to in this Article II, subject, however, to the limitations provided hereinabove in this Article II.

ARTICLE 3
WARRANTIES

     3.1 Warranty of Title. Mortgagor hereby binds itself, its legal representatives, successors, and assigns, to warrant and forever defend all and singular the Mortgaged Property to the Trustee and the successors and assigns of the Trustee forever against every Person whomsoever lawfully claiming or to claim the same or any part thereof. Notwithstanding that this Deed of Trust covers all of the right, title, and interest, whether now owned and existing or hereafter acquired or arising, of Mortgagor in and to the Mortgaged Property, Mortgagor, for itself, its legal representatives, successors, and assigns, further covenants, represents, and warrants that Mortgagor has good and indefeasible title to the Mortgaged Property and that the interests of Mortgagor in and to the Leases and/or Lands described in Exhibit A are not greater than the working interest nor less than the net revenue interest, overriding royalty interest, net profit interest, production payment interest, royalty interest, or other interest payable out of or measured by production set forth in connection with each oil and gas well described in Exhibit A. In the event Mortgagor owns any other or greater interest, such additional interest is nonetheless included in, covered by, and subject to the Liens created by this Deed of Trust.

     3.2 Additional Warranties. Mortgagor, for itself, its legal representatives, successors, and assigns, covenants, represents, and warrants that:

     (a) Leases in Effect. All of the Leases specifically described in Exhibit A are in full force and effect. All covenants, express or implied, in respect of the Leases specifically described in Exhibit A, or of any assignment of any of such Leases, which may affect the validity of any of such Leases, have been performed in all material respects insofar as such Leases pertain to the Lands.

     (b) Interests Free of Liens. The interests of Mortgagor in the Mortgaged Property are free and clear of all Liens other than Permitted Liens. All gross production taxes and all taxes as to which non-payment could result in a Lien, other than a Permitted Lien, against any of the Mortgaged Property have been paid.

ARTICLE 4
COVENANTS OF MORTGAGOR

     In consideration of the Indebtedness, Mortgagor, for itself, its legal representatives, successors, and assigns, covenants and agrees as follows:

     4.1 Maintenance of Leases. Mortgagor will keep and continue all the Leases, estates, and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied. In this connection, Mortgagor shall not release any of the Leases without the prior written consent of Mortgagee.

     4.2 Maintenance of Property. Mortgagor will, or, to the extent the right or obligation to do so rests with another Person, exercise its reasonable commercial efforts to cause such Person to, keep and maintain all improvements, personal Property, and equipment now or hereafter situated on the Lands and constituting a portion of the Mortgaged Property and used or obtained in connection therewith in good repair and condition, ordinary wear and tear excepted, and will not tear down or remove the same or permit the same to be torn down or removed without the prior consent of Mortgagee, except in the usual course of operations as may be required for replacement when otherwise in compliance with the provisions of this Deed of Trust and the other Loan Documents.

     4.3 Pooling or Unitization. Mortgagor may, without the prior written consent of Mortgagee and so long as there exists no Event of Default under this Deed of Trust (as provided in Section 5.2 hereof), pool or unitize all or any part of the Mortgaged Property where the pooling or unitization would be, in the reasonable judgment of Mortgagor, advisable. Immediately after the formation of any pool or unit in accordance herewith, Mortgagor will furnish to Mortgagee a conformed copy of the pooling agreement, declaration of pooling, or other instrument creating the pool or unit. The interest of Mortgagor included in any pool or unit attributable to the Mortgaged Property or any part thereof shall become a part of the Mortgaged Property and shall be subject to the Liens hereof in the same manner and with the same effect as though the pool or unit and the interest of Mortgagor therein were specifically described in Exhibit A.

     4.4 Operation of Mortgaged Property. Mortgagor will operate or, to the extent that the right of operation is vested in others, will exercise its best efforts to require the operator to operate the Mortgaged Property and all wells now or hereafter located thereon continuously and in a prudent and workmanlike manner in accordance with the best usage of the field and in accordance with industry standards, provided, that such operation shall in all events be in accordance with all applicable Requirements of Law. Mortgagor will comply with all terms and conditions of the Leases and each assignment or contract obligating Mortgagor in any way with respect to the Mortgaged Property; but nothing herein shall be construed to empower Mortgagor to bind the Trustee or Mortgagee to any contract or obligation or render the Trustee or Mortgagee in any way responsible or liable for bills or obligations incurred by Mortgagor.

     4.5 Payment of Operating Expenses. Mortgagor agrees to promptly pay all bills for labor and materials incurred in the operation of the Mortgaged Property and will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Property or any portion thereof; will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or Lien thereunder; and will not enter into any new operating agreement or any amendment of any existing operating agreement affecting the Mortgaged Property without the prior written consent of Mortgagee. Furthermore, following the occurrence of an Event of Default, Mortgagor will not consent or agree to participate in any proposed operation under any existing operating agreement affecting the Mortgaged Property unless Mortgagor obtains the prior written consent of Mortgagee and, if requested by Mortgagee, deposits with the operator or Mortgagee, where Mortgagor is a non-operator, or with Mortgagee, where Mortgagor is an operator, Mortgagor’s share of the estimated cost of the proposed operation prior to electing to participate in the operation. To the extent that Mortgagor is unable to consent to any proposed operation with respect to any of the Mortgaged Property, prior to electing not to participate in the proposed operation, Mortgagor will use its best efforts, to the extent practicable and to the extent allowed to do so under the relevant operating agreement or other applicable contract, to farmout to others acceptable to Mortgagee, on the best terms obtainable and acceptable to Mortgagee, the interest or relevant portion of the interest of Mortgagor in the proposed operation.

     4.6 Access to Mortgaged Property. Mortgagor will permit Mortgagee and its accredited agents, representatives, attorneys and employees, at the expense of Mortgagor, at all reasonable times to go upon, examine, inspect, conduct environmental audits and other testing of, and remain on, the Mortgaged Property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish Mortgagee, upon request, all pertinent information regarding the development and operation of the Mortgaged Property.

     4.7 Waivers. Mortgagor hereby expressly waives, to the full extent permitted by applicable law, any and all rights or privileges of marshalling of assets, sale in inverse order of alienation, notices, appraisements, redemption, and any prerequisite in the event of foreclosure of the Liens created herein. Mortgagee at all times shall have the right to release any part of the Mortgaged Property now or hereafter subject to the Liens of this Deed of Trust, any part of the proceeds of production or other income herein or hereafter assigned or pledged, or any other security it now has or may hereafter have securing the Indebtedness, without releasing any other part of the Mortgaged Property, proceeds, or income, and without affecting the Liens hereof as to the part or parts of the Mortgaged Property, proceeds, or income not so released or the right to receive future proceeds and income.

     4.8 Compliance with Laws. Mortgagor will comply with all Requirements of Law applicable to the Mortgaged Property and the operations conducted thereon, including, without limitation, the Natural Gas Policy Act of 1978, as amended, and Environmental Laws; and, subject to the foregoing limitation, cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of Mortgagor, while such Persons are acting within the scope of their relationship with Mortgagor, to comply with all such Requirements of Law as may be necessary or appropriate to enable Mortgagor to so comply.

     4.9 HAZARDOUS SUBSTANCES INDEMNIFICATION. MORTGAGOR HEREBY INDEMNIFIES AND HOLDS MORTGAGEE AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND THE TRUSTEE (EACH OF THE FOREGOING AN “INDEMNITEE”) HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY MORTGAGED PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY MORTGAGED PROPERTY, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY MORTGAGOR OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF MORTGAGOR OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON ANY MORTGAGED PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY MORTGAGED PROPERTY, (D) ANY CONTAMINATION OF ANY MORTGAGED PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY MORTGAGOR OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF MORTGAGOR WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH MORTGAGOR, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF THIS DEED OF TRUST OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION 4.9 ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF ANY SUCH INDEMNITEE; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF THE INDEBTEDNESS, THE TERMINATION OF THE CREDIT AGREEMENT, AND THE RELEASE OF THE

LIENS CREATED HEREBY. All amounts due under this Section 4.9 shall be payable on written demand therefor.

     4.10 Site Assessments. Mortgagee at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract at the risk and expense of Mortgagor, for the services of Persons (the “Site Reviewers”) to perform environmental site assessments and other tests (“Site Assessments”) on all or any portion of the Mortgaged Property for the purpose of determining whether any environmental condition exists on any Mortgaged Property which could reasonably be expected to result in any liability, cost, or expense to Mortgagee or any owner, occupier, or operator of such Mortgaged Property. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Mortgagor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon all or any portion of the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Mortgagor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing all Site Assessments shall be paid by Mortgagor upon demand of Mortgagee and any such obligations shall be Indebtedness secured by this Deed of Trust.

     4.11 Performance of Gas Contracts. The Mortgagor will perform and observe in all material respects all of its obligations under each contract relating to the sale of gas produced from or attributable to the Mortgaged Property and will not, except in good faith and as the result of arm's length negotiations and with prior written notice to the Mortgagee, change, modify, amend or waive any of the terms or provisions of any such contract or take any other action which would release any other party from its obligations or liabilities under any such contract.

     4.12 Condemnation or Other Taking. Should the Mortgaged Property or any part thereof become the subject of any public condemnation proceeding or similar action, Mortgagee shall be entitled at its option to appear in and prosecute, in its own name, any action or proceeding, or to make any compromise or settlement in connection with such condemnation proceeding or similar action. All compensation, awards, damages, proceeds and any other payment or relief in any condemnation proceeding or similar action are hereby assigned to Mortgagee, and, subject to any provision of the Credit Agreement to the contrary, Mortgagee may, after deducting therefrom all its expenses, including, without limitation, attorneys’ fees, release any monies so received by it to Mortgagor or apply the same on any Indebtedness secured hereby in such order and such manner as Mortgagee, in its discretion, may elect.

     4.13 Covenants Running with the Land. All covenants and agreements herein contained shall constitute covenants running with the Land.

ARTICLE 5
DEFEASANCE, FORECLOSURE
AND OTHER REMEDIES

     5.1 Defeasance. Should the Indebtedness be paid, as the same becomes due and payable, and should Mortgagor duly observe and perform all of the covenants, conditions, and agreements herein and in all other Loan Documents provided to be observed and performed by Mortgagor, then the conveyance of the Mortgaged Property shall become of no further force and effect, and, at the request and expense of Mortgagor, the Liens granted hereunder shall be released, without recourse or warranty; otherwise, it shall remain in full force and effect.

     5.2 Events of Default. The occurrence of any Event of Default under the Credit Agreement, any default by Mortgagor under any relevant Commodity Hedge Agreement or Interest Rate Hedge Agreement or the sale of any Mortgaged Property (other than the sale of hydrocarbons permitted by the Credit Agreement and other sales permitted by the Credit Agreement) without the prior written consent of Mortgagee shall constitute an Event of Default under this Deed of Trust.

     5.3 Acceleration and Exercise of Power of Sale. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g) of the Credit Agreement, the aggregate principal amount of all Indebtedness then outstanding and all interest accrued thereon shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by Mortgagor to the full extent permitted by applicable law. Upon the occurrence of any other Event of Default, Mortgagee may declare the aggregate principal amount of all Indebtedness then outstanding and all interest accrued thereon immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of protest, default or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, all of which are hereby expressly waived by Mortgagor to the full extent permitted by applicable law.

     (b) Upon the occurrence of any Event of Default or at any time thereafter while the Indebtedness or any part thereof remains unpaid, it shall be the duty of the Trustee, on request of Mortgagee (which request is hereby presumed), to enforce this Trust. In such regard, it shall be the duty of the Trustee, after advertising the time and place of the sale for at least 21 days prior to the day of sale, by posting or causing to be posted a written or printed notice thereof at the courthouse door and by filing a copy of such notice in the office of the county clerk of each county in which the Mortgaged Property or any part thereof may be situated, and serving written notice of the proposed sale on each debtor obligated to pay the Indebtedness according to the records of Mortgagee, by postage prepaid, certified United States mail, at the most recent address for such debtor as shown by the records of Mortgagee, at least 21 days prior to the day of sale, to sell the Mortgaged Property, either as a whole or in parcels, as the Trustee may deem proper, at public venue at the courthouse of the county in which the Mortgaged Property or any part thereof may be situated (and being the county designated in the notice of sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., to the highest bidder for cash, and after such sale to execute and deliver to the purchaser or purchasers good and sufficient deeds and assignments, conveying such Property so sold to the purchaser or purchasers with general warranty of title made on behalf of Mortgagor. The Trustee, or his successor or substitute, is hereby authorized and empowered to appoint any one or more Persons as his attorneys-in-fact or agents to act as the Trustee under him and in his name, place and stead, such appointment to be evidenced by a written instrument executed by the Trustee, or his successor or substitute, to perform any one or more act or acts necessary or incident to any sale under the power of sale hereunder, including, without limitation, the posting and filing of any notices, the conduct of the sale and the execution and delivery of any instruments conveying the Mortgaged Property as a result of the sale, but in the name and on behalf of the Trustee, or his successor or substitute; and all acts done or performed by such attorneys-in-fact or agents shall be valid, lawful and binding as if done or performed by the Trustee, or his successor or substitute. No single sale or series of sales by the Trustee shall extinguish the Liens or exhaust the power of sale hereunder except with respect to the items of Property sold, but such Liens and power shall exist for so long as and may be exercised in any manner by law or as herein provided as often as the circumstances require to give Mortgagee full relief hereunder. The purchaser at any such sale shall not assume, nor shall the heirs, legal representatives, successors or assigns of such purchaser, be deemed to have assumed, by reason of the acquisition of Property or rights mortgaged hereunder, any liability or obligation of any owner, lessee or operator of the Mortgaged Property, or any part thereof, arising by reason of any occurrence taking place prior to such sale. It shall not be necessary to have present, or to exhibit at any such sale, any of the personal Property subject to the Liens hereof.

     5.4 Rights as Secured Party. Upon the occurrence of any Event of Default, Mortgagee shall be entitled to all of the rights, powers, and remedies afforded a secured party by the UCC with respect to the personal Property, as-extracted collateral and fixtures in which Mortgagee has been granted a security interest hereby, or Mortgagee may proceed in accordance with the provisions hereof as to both the real and personal Property covered hereby.

     5.5 Application of Proceeds of Sale. The Trustee is authorized to receive the proceeds of any sale of any of the Mortgaged Property and apply the same as follows:

FIRST: to the payment of all costs and expenses incident to the enforcement of this Deed of Trust, including, but not limited to, a fee to the Trustee, if required by the Trustee;

SECOND: to any and all Indebtedness then hereby secured, application to be made in such order and in such manner as Mortgagee may, in its discretion, elect;

THIRD: the balance, if any, to Mortgagor or its successors or assigns;

provided, however, if applicable law requires such proceeds to be paid or applied in a manner other than as set forth above in this Section 5.5, then such proceeds shall be paid or applied in accordance with such applicable law.

     5.6 Substitute Trustee. In the event of the death of the Trustee, or his removal from the State of Texas, or his failure, refusal, or inability for any reason to make any such sale or to perform any of the trusts herein declared, or at any time, whether with or without cause, Mortgagee may appoint, in writing, a substitute trustee who shall thereupon succeed to all the estates, rights, powers, and trusts herein granted to and vested in the Trustee. In the same events as first above stated, and in the same manner, successive substitute Trustees may thereafter be appointed.

     5.7 Statements by Trustee. It is agreed that in any deed or deeds given by the Trustee any and all statements of fact or other recitals therein made as to the identity of the holder or holders of the Indebtedness, or as to default in the payments thereof or any part thereof, or as to the breach of any covenants herein contained, or as to the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, application, and distribution of the money realized therefrom, or as to the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, as to any other or additional act or thing having been done by Mortgagee or the Trustee, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted. Mortgagor does hereby ratify and confirm any and all acts that the Trustee may lawfully do in the premises by virtue of the terms and conditions of this Deed of Trust.

     5.8 Suit to Collect and Foreclose. Mortgagee, at its election, or the Trustee, upon written request of Mortgagee, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness in accordance with the terms hereof and of the notes, guaranties, or other documents evidencing it, and to foreclose the Liens of this Deed of Trust as against all or any portion of the Mortgaged Property and to have such Property sold under the judgment or decree of a court of competent jurisdiction.

     5.9 Mortgagee or Trustee as Purchaser. Mortgagee or the Trustee may be a purchaser of all or any portion of the Mortgaged Property at any sale thereof, whether such sale be under the power of sale hereinabove vested in the Trustee, upon any other foreclosure of the Liens hereof, or otherwise. Mortgagee or the Trustee so purchasing shall, upon any such purchase, acquire title to the Mortgaged Property so purchased, free of the Liens of this Deed of Trust and free of all rights of redemption in Mortgagor.

     5.10 Entry and Operation. Upon the occurrence of any Event of Default, then in each and every such case and in addition to the other rights and remedies hereunder, the Trustee or Mortgagee, whether or not the Indebtedness shall have become due and payable, may, but shall not be obligated to, enter into and upon and take possession of all or any portion of the Mortgaged Property and may exclude Mortgagor, its agents and servants wholly therefrom and have, hold, use, operate, manage, and control all or any portion of the Mortgaged Property and produce the oil, gas, and other minerals therefrom and market the same, all at the sole risk and expense of Mortgagor and at the expense of the Mortgaged Property, applying the net proceeds so derived, first, to the cost of maintenance and operation of such Mortgaged Property; second, to the payment of the Indebtedness, application to be made in such order and in such manner as Mortgagee, in its discretion, may elect; and the balance thereof, if any, shall be paid to Mortgagor. Upon such payment of all such costs and Indebtedness, the Mortgaged Property shall be returned to Mortgagor in its then condition, and neither the Trustee nor Mortgagee shall be liable to Mortgagor for any damage or injury to the Mortgaged Property except such as may be caused through the fraud or willful misconduct of the Trustee or Mortgagee, as the case may be.

     5.11 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor in the exercise of each and every remedy set forth herein and in conducting any and all operations and taking any and all action reasonably necessary to do so, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Deed of Trust and, thus, irrevocable so long as this Deed of Trust is in force and effect.

     5.12 Remedies Cumulative and Non-Exclusive. The rights of entry, sale, or suit, as hereinabove or hereinafter conferred, are cumulative of all other rights and remedies herein or by law or in equity provided, and shall not be deemed to deprive Mortgagee or the Trustee of any such other legal or equitable rights or remedies, by judicial proceedings or otherwise, appropriate to enforce the conditions, covenants, and terms of this Deed of Trust and the other Loan Documents. The employment of any remedy hereunder or otherwise shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

ARTICLE 6
ASSIGNMENT OF PRODUCTION

     6.1 Assignment. In addition to the conveyance to the Trustee herein made, Mortgagor does hereby transfer, assign, deliver and convey unto Mortgagee, its successors and assigns, all of the oil, gas, and other minerals produced, saved, or sold from the Mortgaged Property and attributable to the interests of Mortgagor therein subsequent to 7:00 a.m. on the effective date of this Deed of Trust, together with the proceeds of any sale thereof. Mortgagor hereby directs any purchaser now or hereafter taking any production from the Mortgaged Property, upon written request of Mortgagee or written direction of Mortgagor, to pay to Mortgagee such proceeds derived from the sale thereof and to continue to make payments directly to Mortgagee until notified in writing by Mortgagee to discontinue the same. The purchaser of any such production shall not be required to see to the application of the proceeds thereof by Mortgagee, and payment made to Mortgagee shall be binding and conclusive as between such purchaser and Mortgagor. Mortgagor further agrees to perform all such acts and to execute all such further assignments, transfer and division orders, and other instruments as may be required or desired by Mortgagee or any other party to have such proceeds and revenues so paid to Mortgagee.

     6.2 Postponement of Payment. For its convenience, the Mortgagee has elected not to exercise immediately its right to receive payment to it directly of the proceeds of any sale of the oil, gas and other minerals produced or sold from the Mortgaged Property and the purchasers may continue to make such payment or delivery of the proceeds to the Mortgagor until such time as the purchasers have received notice that the purchasers are directed to make payment or delivery of the proceeds directly to the Mortgagee. Such failure by the Mortgagee to exercise its rights immediately shall not in any way waive the right of the Mortgagee to receive any of the proceeds, or to make any such demand, or to affect any such assignment as to any proceeds not theretofore paid or delivered to the Mortgagor. In this regard, if any of the proceeds are paid or delivered directly to the Mortgagee and then, at the request of the Mortgagee, the proceeds are, for a period or periods of time, paid or delivered to the Mortgagor, the Mortgagee shall nevertheless have the right, effective upon written notice to such purchasers, to require that future proceeds be again paid or delivered directly to it. The Mortgagee shall never be required to send any such notice to all purchasers, and may direct such notice only to those purchasers as it may, in its discretion, desire. It shall never be necessary for the Mortgagee to institute legal proceedings to enforce the assignment of hydrocarbons, proceeds, or other rents, profits, or income contained in this instrument. It shall not be necessary for the Mortgagee to obtain possession of the Mortgaged Property as a prerequisite to the Mortgagee’s right to collect or receive any hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to the Mortgagee under this instrument. The Mortgagor and the Mortgagee expressly agree and it is the express intention of the Mortgagor and the Mortgagee that in no event will any reduction in the Obligations be measured by the fair market value of the hydrocarbons, other minerals, proceeds, or other rents, profits, or income assigned to the Mortgagee under this instrument.

     6.3 Change of Purchaser. Should any purchaser taking the production from the Mortgaged Property fail to make prompt payment to Mortgagee in accordance with the provisions of Section 6.1, Mortgagee shall have the right, at the expense of Mortgagor, to demand a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof. Promptly upon such demand, Mortgagor shall take all necessary and appropriate action to effect such change of connection.

     6.4 Application of Proceeds. Mortgagor authorizes and empowers Mortgagee to receive, hold, and collect all sums of money paid to Mortgagee in accordance with the provisions of Section 6.1, and to apply the same as hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save and except as to good faith in so receiving and applying such sums. Mortgagee may apply all sums received by Mortgagee pursuant to Section 6.1 to the payment of the Indebtedness, application to be made in such order and in such manner as Mortgagee, in its discretion, may elect, regardless of whether the application so made shall exceed the payments of principal and interest then due as provided in the Notes, the Credit Agreement or any other Loan Document. After such application has been so made by Mortgagee, the balance of any such sums shall be paid to Mortgagor.

     6.5 No Postponement of Installments on Indebtedness. It is understood and agreed that should such payments provided for by Section 6.1 be less than the sum or sums then due on the Indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the Notes, the Credit Agreement or any other Loan Document, and neither the assignment made pursuant to Section 6.1 nor any other provisions hereof shall in any manner be construed to affect the terms and provisions of the Notes, the Credit Agreement or any other Loan Document. Likewise, neither the assignment made pursuant to Section 6.1 nor any other provisions hereof shall in any manner be construed to affect the Liens, rights, titles, and remedies herein granted securing the Indebtedness or the liability of Mortgagor therefor.

The rights under this Article VI are cumulative of all other rights, remedies, and powers granted under this Deed of Trust and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of the Indebtedness.

     6.6 Turnover to Mortgagee. Should Mortgagor receive any of the proceeds of any sale of oil, gas, or other minerals produced, saved, or sold from the Mortgaged Property, which under the terms hereof should have been remitted to Mortgagee, Mortgagor will immediately remit same in full to Mortgagee.

     6.7 Release of Proceeds Upon Payment of Indebtedness. Upon payment in full of all Indebtedness and the termination of the Obligations, the remainder of such proceeds held by Mortgagee, if any, shall be paid over to Mortgagor upon demand, and a release of the interest hereby assigned will be made, without recourse or warranty, by Mortgagee to Mortgagor at its request and its expense.

     6.8 Duty of Mortgagee. Mortgagee shall not be liable for any failure to collect, or for any failure to exercise diligence in collecting, any funds assigned hereunder. Mortgagee shall be accountable only for funds actually received.

     6.9 Power of Attorney to Mortgagee. Mortgagor does hereby designate Mortgagee as the agent of Mortgagor to act in the name, place, and stead of Mortgagor for the purpose of taking any and all actions deemed by Mortgagee necessary for the realization by Mortgagee of the benefits of the assignment of production provided herein, recognizing such agency in favor of Mortgagee to be coupled with the interests of Mortgagee under this Deed of Trust and, thus, irrevocable so long as this Deed of Trust is in force and effect.

ARTICLE 7
MISCELLANEOUS

     7.1 Further Assurances. Upon request of Mortgagee, Mortgagor will promptly correct any defects, errors, or omissions in the execution or acknowledgment of this Deed of Trust or any other Loan Document, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of Mortgagee, be necessary to fulfill the terms of this Deed of Trust.

     7.2 Interest. Any provision in any document that may be executed in connection herewith to the contrary notwithstanding, Lenders shall in no event be entitled to receive or collect, nor shall any amounts received hereunder be credited so that Mortgagee shall be paid, as interest a sum greater than that authorized by law. If any possible construction of this Deed of Trust or any other Loan Document seems to indicate any possibility of a different power given to Lenders or any authority to ask for, demand, or receive any larger rate of interest, this clause shall override and control, and proper adjustments shall be made accordingly.

     7.3 Articles and Sections. This Deed of Trust, for convenience only, has been divided into Articles, Sections, and subsections. The rights, powers, privileges, duties, and other legal relations of Mortgagor, the Trustee, and Mortgagee shall be determined from this Deed of Trust as an entirety and without regard to the aforesaid division into Articles, Sections, and subsections and without regard to headings affixed to such Articles, Sections, or subsections.

     7.4 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter when such construction is appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative.

     7.5 Rights and Remedies Cumulative. All rights, powers, immunities, remedies, and Liens and other security of Mortgagee existing and to exist hereunder or under any other instruments or at law or in equity and all other or additional security shall be cumulative and not exclusive, each of the other. Mortgagee shall, in addition to the rights and remedies herein expressly provided, be entitled to such other remedies as may now or hereafter exist at law or in equity for securing and collecting the Indebtedness, for enforcing the covenants herein, and for foreclosing the Liens hereof. Resort by Mortgagee to any right or remedy provided for hereunder or at law or in equity shall not prevent concurrent or subsequent resort to the same or any other right or remedy. No security heretofore, herewith, or subsequently taken by Mortgagee shall in any manner impair or affect the security given by this Deed of Trust or any security by endorsement or otherwise presently or previously given; and all security shall be taken, considered, and held as cumulative.

     7.6 Parties in Interest. This Deed of Trust shall be binding upon the parties and their respective heirs, administrators, legal representatives, successors, and assigns and shall inure to the benefit of Mortgagee and its legal representatives, successors, and assigns. The terms used to designate any of the parties herein shall be deemed to include the heirs, administrators, legal representatives, successors, and assigns of such parties. The term “Mortgagee” shall also include any lawful owner, holder, or pledgee of any Indebtedness.

     7.7 Supplements. Without in any manner limiting the effect of Section 1.4 or any other provisions of this Deed of Trust as to the binding effect of this Deed of Trust on after-acquired rights of Mortgagor, it is contemplated by the parties hereto that from time to time additional interests and Properties may or will be added to the interests and Properties subject to the Liens, rights, titles, and interests created by this Deed of Trust by means of supplemental indentures identifying this Deed of Trust and describing such interests and Properties to be so added and included. Upon the execution of any such supplemental indenture, the Liens, rights, titles, and interests created herein shall immediately attach to and be effective with respect to any such interests and Properties so described, the same as if such interests and Properties had been specifically described herein, and such interests and Properties being included in the term “Mortgaged Property,” as used herein.

     7.8 Invalidity. In the event that any one or more of the provisions contained in this Deed of Trust shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Deed of Trust or any other Loan Document.

     7.9 Construction. All titles or headings to Articles, Sections, subsections, or other divisions of this Deed of Trust or the Exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, or other divisions, such other content being controlling as to the agreement among the parties hereto. Article, Section, subsection, and Exhibit references herein are to such Articles, Sections, subsections, and Exhibits of this Deed of Trust unless otherwise specified. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” and “hereunder” when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular Article, Section, subsection, or provision of this Deed of Trust.

     7.10 Fixtures, Minerals and Accounts. Without in any manner limiting the generality of any of the foregoing hereof, some portions of the personal Property described hereinabove are or are to become fixtures on the Lands. In addition, the security interest created hereby under applicable provisions of the UCC attaches to minerals, including, without limitation, oil and gas, and accounts resulting from the sale thereof, at the wellhead or minehead located on the Lands.

     7.11 Financing Statement Filings. This Deed of Trust may be filed as provided in Article 9 of the UCC to assure that the security interests granted by this Deed of Trust are perfected. In this connection, this Deed of Trust may be presented to a filing officer under the UCC to be filed in the real estate records as a Financing Statement covering minerals and fixtures. Further, Mortgagor authorizes Mortgagee to file, at the expense of Mortgagor, at any time and from time to time, any and all financing statements, and any amendments thereto and continuations thereof, in both the real estate records and the office of the Secretary of State of the State of Texas or any other appropriate jurisdiction, pursuant to Article 9 of the UCC, as Mortgagee deems necessary in its sole discretion, in conjunction with this Deed of Trust, and Mortgagor expressly authorizes the filing of such Financing Statements by Mortgagee without need of signature or execution by Mortgagor.

     7.12 Addresses. For purposes of filing this Deed of Trust as a financing statement, the addresses for Mortgagor, as the debtor, and Mortgagee, as the secured party, are as set forth hereinabove.

     7.13 Counterparts. For the convenience of the parties, this Deed of Trust may be executed in multiple counterparts, each of which for all purposes shall be deemed, and may be enforced from time to time as, a chattel mortgage, real estate mortgage, deed of trust, security agreement, assignment of contracts, or as one or more thereof. For recording purposes, various counterparts have been executed, and there may be attached to each such counterpart an Exhibit A containing only the description of the Mortgaged Property, or portions thereof, which relates to the county or state in which the particular counterpart is to be recorded. A complete, original counterpart of this Deed of Trust with a complete Exhibit A may be obtained from Mortgagee. Each of the counterparts hereof so executed shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     7.14 No Waiver by Mortgagee. No course of dealing on the part of Mortgagee, its officers or employees, nor any failure or delay by Mortgagee with respect to exercising any of its rights or remedies hereunder, shall operate as a waiver thereof, nor shall the exercise or partial exercise of any such right or remedy preclude the exercise of any other right or remedy.

     7.15 Governing Agreement. This Deed of Trust is made pursuant and subject to the terms and provisions of the Credit Agreement. In the event of a conflict between the terms and provisions of this Deed of Trust and those of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control. The inclusion in this Deed of Trust of provisions not addressed in the Credit Agreement shall not be deemed a conflict, and all such additional provisions contained herein shall be given full force and effect.

(Signatures appear on following pages)

     IN WITNESS WHEREOF, this Deed of Trust is executed effective the 8th day of October, 2008.

MORTGAGOR (DEBTOR):

LUCAS ENERGY, INC.

By: ___________________________

W. A. Sikora
President and Chief Executive Officer

(Signatures continue on following page)

MORTGAGEE (SECURED PARTY):

AMEGY BANK NATIONAL ASSOCIATION,
as Agent and Collateral Agent

By: __________________________

Kenneth R. Batson, III Vice President

THE STATE OF TEXAS	§ §
COUNTY OF HARRIS	§

     This instrument was acknowledged before me on the 8th day of October, 2008, by W. A. Sikora, President and Chief Executive Officer of LUCAS ENERGY, INC., a Nevada corporation, on behalf of such corporation.

NOTARY PUBLIC in and for the
State of Texas

(Printed Name of Notary Public)

THE STATE OF TEXAS	§ §
COUNTY OF HARRIS	§

     This instrument was acknowledged before me on the 8th day of October, 2008, by Kenneth R. Batson, III, a Vice President of AMEGY BANK NATIONAL ASSOCIATION, a national banking association, on behalf of such national banking association acting in the indicated capacities.

NOTARY PUBLIC in and for the State of Texas

(Printed Name of Notary Public)

EXHIBIT A TO

DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION

     The designation “Working Interest” or “WI” when used in this Exhibit means an interest owned in an oil, gas, and mineral lease that determines the cost-bearing percentage of the owner of such interest. The designation “Net Revenue Interest” or “NRI” means that portion of the production attributable to the owner of a working interest after deduction for all royalty burdens, overriding royalty burdens or other burdens on production, except severance, production, and other similar taxes. The designation “Overriding Royalty Interest” or “ORRI” means an interest in production which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the overriding royalty interest so provides, costs associated with compression, dehydration, other treating or processing, or transportation of production of oil, gas, or other minerals relating to the marketing of such production. The designation “Royalty Interest” or “RI” means an interest in production which results from an ownership in the mineral fee estate or royalty estate in the relevant land and which is free of any obligation for the expense of exploration, development, and production, bearing only its pro rata share of severance, production, and other similar taxes and, in instances where the document creating the royalty interest so provides, costs associated with compression, dehydration, other treating or processing or transportation of production of oil, gas, or other minerals relating to the marketing of such production.

     Any reference in this Exhibit to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the properties described herein are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

[Descriptions of the relevant Leases and
the relevant Land are found on the
following pages of this Exhibit]

5170334v.5